Exhibit 2

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”), dated as of the 7th day of December, 2005, by and between Hardwood Doors and Milling Specialities, Inc., a Nevada corporation (“HARDWOOD”) and Calibre Energy Inc., a Delaware corporation (“CALIBRE”) and, as of Closing, those shareholders of CALIBRE (“Shareholders”) submitting their shares pursuant to the Consent and Investment Representation Statement attached hereto as Exhibit B (the “Consent”); Exhibit A shall be amended from time to time to reflect those Shareholders who have become a party to this Agreement.

THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, intentions and understandings:

A.

HARDWOOD is a Nevada corporation organized on December 18, 1994.  HARDWOOD has authorized capital stock of (i) 50,000,000 common shares, $.001 par value, (“Hardwood Common Stock”) of which 23,100,000 shares are issued and outstanding and (ii) preferred stock of 10,000,000 shares, $.001 par value, of which none are issued and outstanding.

B.

CALIBRE is a privately held corporation organized under the laws of the State of Delaware on August 17, 2005 and CALIBRE has authorized capital stock of (i) 70,000,000 common shares, $.001 par value, (“Calibre Common Stock”) of which 47,000,000 shares are issued and outstanding and (ii) preferred stock of 10,000,000  shares, $.001 par value, of which none are issued and outstanding.  CALIBRE also has outstanding warrants and options (collectively the “Calibre Warrants”) to acquire 13,000,000 shares of Calibre Common Stock;

C.

The respective Boards of Directors of HARDWOOD and CALIBRE have deemed it advisable and in the best interests of HARDWOOD and CALIBRE that CALIBRE be acquired by HARDWOOD, pursuant to the terms and conditions set forth in this Agreement;

D.

HARDWOOD and CALIBRE propose to enter into this Agreement which provides for among other things that no less than 80% of the outstanding shares of Calibre Common Stock be acquired by HARDWOOD, in exchange for up to 47,000,000 restricted shares of Hardwood Common Stock and warrants and options for up to 13,000,000 restricted shares of Hardwood Common Stock and such additional items as more fully described in the Agreement; and

E.

The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE ACQUISITION

1.1

At the Closing, HARDWOOD shall acquire: (i) no less than 80% of the issued and outstanding shares of Calibre Common Stock, and (ii) Calibre Warrants to acquire no less than 10,400,000 shares of Calibre Common Stock in exchange for (i) an equal number of restricted shares of Hardwood Common Stock and (ii) warrants and options to acquire restricted shares of Hardwood Common Stock on the same terms and for the same number of shares as the Calibre Warrants.  Each Shareholder or Calibre Warrant holder executing and delivering the Consent, a stock power, their share certificates and/or their Calibre Warrant shall receive in exchange an equal number of restricted shares of Hardwood Common Stock and/or options or warrants to acquire Hardwood Common Stock, as provided herein. Attached as Exhibit C hereto are capitalization tables for HARDWOOD assuming that 80% of the issued and outstanding shares of Calibre Common Stock and Calibre Warrants are exchanged and if 100% of such securities are exchanged.

1.2

At the Closing, the Shareholders will deliver: (i) no less than 80% of the issued and outstanding shares of Calibre Common Stock, properly endorsed with medallion guarantee or stock power, so as to make HARDWOOD the sole holder thereof, free and clear of all claims and encumbrances and (ii) Calibre Warrants to acquire no less than 10,400,000 shares of Calibre Common Stock, and HARDWOOD shall deliver (i) a transmittal letter directed to its transfer agent directing the issuance of an equal number of shares of Hardwood Common Stock to each Shareholder and (ii) an option or warrant, to acquire Hardwood Common Stock, to each person surrendering a Calibre Warrant, for the same number of shares and on the same terms as the Calibre Warrant.

1.3

Immediately prior to the Closing, and after the cancellation of shares pursuant to Section 2.2(a) below, there will be a total of 3,525,000 shares of Hardwood Common Stock issued and outstanding and HARDWOOD will have no other securities or rights to acquire securities outstanding.

1.4

Following the reorganization, CALIBRE will be a majority-owned subsidiary of HARDWOOD.

ARTICLE II

THE CLOSING

2.1

The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Vinson & Elkins, L.L.P. at 1001 Fannin Street, Houston, Texas on or before the “Closing Date” as hereinafter defined, or at such other place or date and time as may be agreed to by the parties hereto.  “Closing Date” shall mean the later of (i) within five days following approval of the 14C Information Statement by the SEC or (ii) within five days after CALIBRE receives Consents, stock certificates and stock powers, from holders of 80% of its Common Stock.

2.2

The following conditions are a part of this Agreement and must be completed on the Closing

Date, or such other date mutually agreed to by the parties:

(a)

Certain shareholder(s) of HARDWOOD shall agree to the cancellation of 19,575,000 shares of Common Stock held by same; upon Closing HARWOOD will pay such shareholder(s) $100,000 and all then current cash assets of the HARDWOOD, less certain expenses, to be determined, in exchange for the cancellation; and

(b)

Prior to Closing, HARDWOOD shall increase its authorized common stock to 100,000,000 shares, par value $0.001, change the name of the Company to “Calibre Energy, Inc” and approve a stock option plan allocating 12,000,000 shares of its common stock for use under the plan and HARDWOOD shall file the appropriate 14C Information Statement with the SEC and have responded to all SEC comments and received SEC approval regarding the 14C Information Statement.

(c)

At Closing, Prentis B. Tomlinson, Jr., Edward L. Moses and W. Richard Anderson shall be appointed as directors of HARDWOOD and Luke Frazier shall resign as a director and officer of HARDWOOD effective on the expiration of the time period following the mailing of the Form 14F-1.

(d) Upon execution hereof, CALIBRE is depositing $100,000 (the “Deposit”) with HARDWOOD.  The Deposit will be held by HARDWOOD and not distributed to its shareholders except upon Closing as payment under Section 2.2(a) above.  If this reorganization is not closed on or before February 28, 2006 due to any reason other than CALIBRE’s failure to close despite the satisfaction of all the conditions in Sections 2.2 and 7.1, the Deposit shall be returned to CALIBRE and the Agreement shall be terminated. If CALIBRE fails to close despite the satisfaction of the conditions in Sections 2.2 and 7.1, HARDWOOD may retain the Deposit.

(e)

At Closing the Company will grant Luke Frazier registration rights, for the 425,000 shares he holds, pursuant to the Registration Rights Agreement dated October 31, 2005 entered into by CALIBRE its shareholders.

(f)

At or before Closing, HARDWOOD and CALIBRE shall receive a Consent from each shareholder of CALIBRE, who is exchanging their shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HARDWOOD

3.1

HARDWOOD shall deliver to CALIBRE, no later than December 5, 2005, each of the following:

(a)

HARDWOOD hereby represents and warrants to CALIBRE as follows:

(1)

Financial Statements.  Schedule A are audited financial statements of HARDWOOD including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from the fiscal years ended December 2003 and 2004, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of HARDWOOD at the dates thereof.

(2)

Property.  Schedule B Is an accurate list and description of all property, real or personal, owned by HARDWOOD of a value equal to or greater than $1,000.00.

(3)

Liens and Liabilities.  Schedule C is a complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule B together with a complete and accurate list of all debts, liabilities and obligations of HARDWOOD incurred or owing as of the date of this Agreement.

(4)

Leases and Contracts.  Schedule D is a complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which HARDWOOD is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by HARDWOOD (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2004, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.

(5)

Loan Agreements.  Schedule E is complete and accurate copies of all loan agreements and other documents with respect to obligations of HARDWOOD for the repayment of borrowed money, including a listing thereof.

(6)

Consents Required.  Schedule F is a complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required.

(7)

Articles and Bylaws.  Schedule G is complete and accurate copies of the Articles of Incorporation and Bylaws of HARDWOOD together with all amendments thereto to the date hereof.

(8)

Shareholders.  Schedule H is a complete list of all persons or entities holding capital stock of HARDWOOD (as certified by HARDWOOD’s transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of HARDWOOD (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements.

(9)

Officers and Directors.  Schedule I is a complete and current list of all Officers and Directors of HARDWOOD, each of whom shall remain on the Board of HARDWOOD following the Closing Date.

(10)

Salary Schedule.  Schedule J is a complete and accurate list (in all material respects) of the names and the current salary for each present employee of HARDWOOD who received $1,000.00 or more in aggregate compensation from HARDWOOD whether in salary, bonus or otherwise, during the year 2003, or who is presently scheduled to receive from HARDWOOD a salary in excess of $1,000.00 during the fiscal year ending December 31, 2005, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.  All such employees are “at will” employees of HARDWOOD.

(11)

Litigation.  Schedule K is a complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of HARDWOOD threatened, which may materially and adversely affect HARDWOOD.

(12)

Tax Returns.  Schedule L is accurate copies of all Federal and State tax returns for HARDWOOD for the last five fiscal years, if any.

(13)

Agency Reports. Schedule M is copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by HARDWOOD under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last two fiscal years.

(14)

Banks.  Schedule N is a true and complete list, as of the date of this Agreement, showing (1) the name of each bank in which HARDWOOD has an account or safe deposit box, and (2) the names and addresses of all signatories

(15)

Jurisdictions Where Qualified.  Schedule O is a list of all jurisdictions wherein HARDWOOD is qualified to do business and is in good standing, including a copy of all certificates of good standing or existence, as applicable, that such jurisdictions shall have issued no later than 30 days prior to the date of this Agreement.

(16)

Subsidiaries.  Schedule P is a complete list of all subsidiaries of HARDWOOD.  The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which HARDWOOD has an interest, direct or indirect.

(17)

Union Matters.  Schedule Q is an accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of HARDWOOD, if any.

(18)

Employee and Consultant Contracts.  Schedule R is a complete and accurate list of all employee and consultant contracts which HARDWOOD may have, other than those listed in the schedule on Union Matters.

(19)

Employee Benefit Plans.  Schedule S is complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of HARDWOOD in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.

(20)

Insurance Policies.  Schedule T is a complete and accurate list and a description of all material insurance policies naming HARDWOOD as an insured or beneficiary or as a loss payable payee or for which HARDWOOD has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by HARDWOOD regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming HARDWOOD as beneficiary covering the business activities of HARDWOOD.

(21)

Customers. Schedule U is a complete and accurate list (in all material respects) of the customers of HARDWOOD, including presently effective contracts of HARDWOOD  accounting for the principal revenues of HARDWOOD, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2004 (including but not limited to subscribers to the services or materials or publications of HARDWOOD for the previous two calendar years).

(22)

Licenses and Permits.  Schedule V is a complete list of all licenses, permits and other authorizations of HARDWOOD.

(b)

Organization, Standing and Power.  HARDWOOD is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

(c)

Qualification.  HARDWOOD is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations where in each jurisdiction the failure to qualify would have a material adverse effect on HARDWOOD or its business operations.

(d)

Capitalization of HARDWOOD.  The authorized capital stock of HARDWOOD at closing will consist of 100,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares of Preferred Stock, of which the only shares issued and outstanding at closing shall be common shares issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) and any relevant registration or qualification provisions of state securities laws or pursuant to valid exemptions therefrom.  There are no preemptive rights with respect to the HARDWOOD stock.  There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of HARDWOOD.

(e)

Authority.  The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of HARDWOOD.  This Agreement constitutes the valid and binding obligation of HARDWOOD enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  This Agreement has been duly executed by HARDWOOD and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of HARDWOOD's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, contract, note, bond, court order or instrument to which HARDWOOD is a party or by which it is bound.

(f)

Absence of Undisclosed Liabilities.  HARDWOOD has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which are not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.  As of the Closing, HARDWOOD shall have no assets or liabilities other than those resulting from the acquisition of CALIBRE.

(g)

Absence of Changes.  Since December 31, 2004 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, earnings, business or prospects of HARDWOOD, except for changes resulting from completion of those transactions described in Section 2.02(b) and Section 5.01.

(h)

Tax Matters.  All taxes and other assessments and levies which HARDWOOD is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by HARDWOOD in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.01(f) include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by HARDWOOD income or business prior to the Closing Date.  Further, HARDWOOD has timely filed all federal, state and local tax returns it is required to file.  Each such return is complete and accurate.

(i)

Options, Warrants, Etc.  Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which HARDWOOD or its shareholders are a party or by which HARDWOOD or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of HARDWOOD or any securities representing the right to purchase or otherwise receive any such capital stock of HARDWOOD.  HARDWOOD has not declared and is not otherwise obligated to pay, any dividends, whether in cash, stock or other property.

(j)

Title to Assets.  Except for liens set forth in Schedule C, HARDWOOD is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(k)

Agreements in Force and Effect.  Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which HARDWOOD is a party are valid and in full force and effect on the date hereof, and HARDWOOD has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of HARDWOOD.

(l)

Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either HARDWOOD or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of HARDWOOD.  HARDWOOD has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(m)

Governmental Regulation.  HARDWOOD is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of HARDWOOD.

(n)

Brokers and Finders.  HARDWOOD shall be solely responsible for payment to any broker or finder retained by HARDWOOD for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein. HARDWOOD has not agreed to pay any fees or commissions to any party.

(o)

Accuracy of Information.  No representation or warranty by HARDWOOD contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to CALIBRE pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(p)

Subsidiaries.  Except as listed in Schedule P, HARDWOOD does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of (i) the issued and outstanding stock of any other corporation, (ii) the interest in any partnership or joint venture, or (iii) the membership interests in any limited liability company.

(q)

Consents.  Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by HARDWOOD or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

(r)

Improper Payments.  Neither HARDWOOD, nor any person acting on behalf of HARDWOOD has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of HARDWOOD, (ii) any customer, supplier or competitor of HARDWOOD or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for HARDWOOD, or (iii) any political party or any candidate for elective political office nor has any fund or other asset of HARDWOOD been maintained that was not fully and accurately recorded on the books of account of HARDWOOD.

(s)

Copies of Documents.  HARDWOOD has made available for inspection and copying by CALIBRE and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents that it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement.  HARDWOOD has timely filed all reports, notices, forms and other documents, including registration statements, required by it to be filed with the Securities and Exchange Commission.  HARDWOOD is in compliance with the Sarbannes-Oxley Act of 2002 and the regulations promulgated thereunder.  Furthermore, all filings by HARDWOOD with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of HARDWOOD or adversely affect the objectives of this Agreement with respect to CALIBRE including, but not limited to, the issuance and subsequent trading of the shares of common stock of HARDWOOD to be received hereby, subject to compliance by the shareholders of CALIBRE with applicable law.

(t)

Valid Issuance of Securities.  The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

(u)

Related Party Transactions.  No employee, officer or director of HARDWOOD or member of his or her immediate family is indebted to HARDWOOD, nor is HARDWOOD indebted (or committed to make loans or extend or guarantee credit) to any of them, except for a Note due Luke Frazier in the amount of $10,000 plus interest at the rate of 10%.  No member of the immediate family of any officer or director of HARDWOOD is directly or indirectly interested in any material contract with HARDWOOD.

(v)

Foreign Assets Control Regulations.  The issuance of the Shares by HARDWOOD will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, HARDWOOD (i) is not or will not become a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001)) or (ii) does not knowingly engage or will not engage in any dealings or transactions, or be otherwise associated, with any such person.

(w)

Private Offering by HARDWOOD.  Neither HARDWOOD nor anyone acting on its behalf has offered the Shares of any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the shareholders of CALIBRE, each of which has been offered the Shares in a private sale for investment.  Neither HARDWOOD nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the Shares to the registration requirements of Section 5 of the Securities Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CALIBRE

4.1

CALIBRE shall deliver to HARDWOOD, on or before December 5, 2005, the following:

(a)

CALIBRE hereby represents and warrants to HARDWOOD as follows:

(1)

Financial Statements.  Schedule AA are the unaudited preliminary financial statements of CALIBRE including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows since inception, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of CALIBRE at the dates thereof.

(2)

Property.  Schedule BB is an accurate list and description of all property, real or personal owned by CALIBRE of a value equal to or greater than $250,000.00.  (

(3)

Liens and Liabilities.  Schedule CC is a complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule BB.  A complete and accurate list of all debts, liabilities and obligations of CALIBRE incurred or owing as of the date of this Agreement.

(4)

Leases and Contracts.  Schedule DD is a complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which CALIBRE is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by CALIBRE (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $250,000.00 or more annually during the twelve-month period ended December 31, 2005 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.

(5)

Loan Agreements.  Schedule EE is complete and accurate copies of all loan agreements and other documents with respect to obligations of CALIBRE for the repayment of borrowed money, including a listing thereof.

(6)

Consents Required.  Schedule FF is a complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required.

(7)

Articles and Bylaws.  Schedule GG is complete and accurate copies of the Articles of Incorporation and Bylaws of CALIBRE, together with all amendments thereto to the date hereof.

(8)

Shareholders.  Schedule HH is a complete list of all persons or entities holding capital stock of CALIBRE or any rights to subscribe for, acquire, or receive shares of the capital stock of CALIBRE (whether warrants, calls, options, or conversion rights), including options granted pursuant to all stock option plans whether qualified or nonqualified, and other similar agreements.

(9)

Officers and Directors.  Schedule II is a complete and current list of all officers and Directors of CALIBRE.

(10)

Salary Schedule.  Schedule JJ is a complete and accurate list (in all material respects) of the names and the current salary or each present employee of CALIBRE who received $100,000 or more in aggregate compensation from CALIBRE whether in salary, bonus or otherwise, who is presently scheduled to receive from CALIBRE a salary in excess of $100,000.00 during the fiscal year ending December 31, 2006, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.

(11)

Litigation.  Schedule KK is a complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of CALIBRE threatened, which may materially and adversely affect CALIBRE.

(12)

Tax Returns.  Schedule LL is accurate copies of all Federal and State tax returns for CALIBRE for the last five fiscal years, if any.

(13)

Agency Reports.  Schedule MM is copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by CALIBRE under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) for the last five fiscal years.

(14)

Banks.  Schedule NN is a true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which CALIBRE has an account or safe deposit box, and (2) the names and addresses of all signatories.

(15)

Jurisdictions Where Qualified. Schedule OO is a list of all jurisdictions wherein CALIBRE is qualified to do business and is in good standing.

(16)

Subsidiaries.  Schedule PP is a complete list of all subsidiaries of CALIBRE.  The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which CALIBRE has an interest, direct or indirect.

(17)

Union Matters.  Schedule QQ is an accurate list and description (in all material respects of union contracts and collective bargaining agreements of CALIBRE, if any.

(18)

Employee and Consultant Contracts.  Schedule RR is a complete and accurate list of all employee and consultant contracts which CALIBRE may have, other than those listed in the schedule on Union Matters.

(19)

Employee Benefit Plans. Schedule SS is complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of CALIBRE in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.

(20)

Insurance Policies.  Schedule TT is a complete and accurate list (in all material respects) and description of all material insurance policies naming CALIBRE as an insured or beneficiary or as a loss payable payee or for which CALIBRE has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by CALIBRE regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming CALIBRE as beneficiary covering the business activities of CALIBRE.

(21)

Customers.  Schedule UU is a complete and accurate list (in all material respects) of the customers of CALIBRE, including all presently effective contracts of CALIBRE to be assigned to CALIBRE, accounting for the principal revenues of CALIBRE, indicating the dollar amounts of gross revenues of each such customer for the period ended December 1, 2002.

(22)

Licenses and Permits.  Schedule VV is a complete list of all licenses, permits and other authorizations of CALIBRE.

(b)

Organization, Standing and Power.  CALIBRE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

(c)

Qualification.  CALIBRE is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations where in each jurisdiction the failure to qualify would have a material adverse effect on CALIBRE or its business operations.

(d)

Capitalization of CALIBRE.  The authorized capital stock of CALIBRE consists of 70,000,000 shares of Common Stock, $0.001 par value per share, of which the only shares issued and outstanding are 47,000,000 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable and 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares are issued and outstanding.  There are no preemptive rights with respect to the CALIBRE stock.

(e)

Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of CALIBRE.  This Agreement constitutes the valid and binding obligation of CALIBRE, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  This Agreement has been duly executed by CALIBRE and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of CALIBRE 's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, note, bond, court order or instrument to which CALIBRE is a party or by which it is bound.

(f)

Absence of Undisclosed Liabilities.  CALIBRE has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

(g)

Absence of Changes.  Since inception , there has not been any material adverse change in the condition (financial or otherwise), assets, properties, liabilities, earnings or business of CALIBRE.

(h)

Tax Matters.  All taxes and other assessments and levies which CALIBRE is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by CALIBRE in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.01(f) include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by CALIBRE income or business prior to the Closing Date.  Further, CALIBRE has timely filed all federal, state and local tax returns it is required to file.  Each such return is complete and accurate.

(i)

Options, Warrants, etc.  Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which CALIBRE or its shareholders are a party or by which CALIBRE or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of CALIBRE or any securities representing the right to purchase or otherwise receive any such capital stock of CALIBRE.  CALIBRE has not declared and is not otherwise obligated to pay, any dividends whether in cash, stock or other property.

(j)

Title to Assets.  Except for liens set forth in Schedule CC, CALIBRE is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(k)

Agreements in Force and Effect.  Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which CALIBRE is a party are valid and in full force and effect on the date hereof, and CALIBRE has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of CALIBRE.

(l)

Legal Proceedings, Etc.  Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or to the knowledge of CALIBRE, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of CALIBRE. CALIBRE has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(m)

Governmental Regulation.  To the knowledge of CALIBRE and except as set forth in schedule KK, CALIBRE is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of CALIBRE.

(n)

Broker and Finders.  CALIBRE shall be solely responsible for payment to any broker or finder retained by CALIBRE for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

(o)

Accuracy of Information.  No representation or warranty by CALIBRE contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to HARDWOOD pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(p)

Subsidiaries.  Except as listed in Schedule PP, CALIBRE does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of (i) the issued and outstanding stock of any other corporation, (ii) the interest in any partnership or joint venture, or (iii) the membership interests in any limited liability company.

(q)

Consents.  Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by CALIBRE or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

(r)

Improper Payments.  No person acting on behalf of CALIBRE has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of CALIBRE, or (ii) any political party or any candidate for elective political office, nor has any fund or other asset of CALIBRE been maintained that was not fully and accurately recorded on the books of account of CALIBRE.

(s)

Copies of Documents.  CALIBRE has made available for inspection and copying by HARDWOOD and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all material documents that it has filed with any governmental agency and that is material to the terms and conditions contained in this Agreement.  Furthermore, all filings by CALIBRE with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of CALIBRE or adversely affect the objectives of this Agreement.

ARTICLE V

CONDUCT AND TRANSACTIONS PRIOR TO THE

EFFECTIVE TIME OF THE ACQUISITION

5.1

Conduct and Transactions of HARDWOOD.  During the period from the date hereof to the date of Closing, HARDWOOD shall:

(a)

Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns (which shall be complete and accurate) required to be filed and paying all taxes due;

(b)

Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

(c)

HARDWOOD shall not during such period, except in the ordinary course of business, without the prior written consent of CALIBRE:

(1)

Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

(2)

Except as otherwise contemplated or required by this Agreement, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(3)

Except as otherwise contemplated or required by this Agreement, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(4)

Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(5)

Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(6)

Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(7)

Make any material change in its insurance coverage;

(8)

Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;

(9)

Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

(10)

Make any capital expenditures.

(d)

No-Shop Clause.  HARDWOOD agrees it shall not, through the later of December 31, 2005 or the agreed Closing date:

(i)     solicit any offers to buy any securities of the HARDWOOD;

(ii)    hold discussions with any party looking toward such an offer or solicitation;

(iii)   enter into any agreement with any party looking toward such an offer or solicitation; or

(iv)   enter into any agreement with any party with respect to the sale of the Common

Stock or with respect to any merger, consolidation, or similar transaction.

5.2

Conduct and Transactions of CALIBRE .  During the period from the date hereof to the date of Closing, CALIBRE shall:

(a)

Conduct the operations of CALIBRE in the ordinary course of business.

(b)

CALIBRE shall not during such period, except in the ordinary course of business, without the prior written consent of HARDWOOD:

(1)

Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(2)

Except as otherwise contemplated and required by this Agreement, amend its

Certificate of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets.

ARTICLE VI

RIGHTS OF INSPECTION

6.1

During the period from the date of this Agreement to the date of Closing of the acquisition, HARDWOOD and CALIBRE agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of HARDWOOD or CALIBRE, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder.  In the event of termination of this Agreement, HARDWOOD and CALIBRE will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

ARTICLE VII

CONDITIONS TO CLOSING

7.1

Conditions to Obligations of CALIBRE. The obligation of CALIBRE to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by CALIBRE.

(a)

Representations and Warranties.  There shall be no information disclosed in the schedules delivered by HARDWOOD which in the opinion of CALIBRE would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement.  The representations and warranties of HARDWOOD set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)

Performance of Obligations.  HARDWOOD shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and HARDWOOD shall have complied in all material respects with the course of conduct required by this Agreement.

(c)

Corporate Action.  HARDWOOD shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for CALIBRE that HARDWOOD has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)

Consents.  Execution of the Consent Representation Letter and delivery of their stock certificates and stock powers by holders of at least 80% of CALIBRE’S outstanding shares and any consents necessary for or approval of any party listed on any Schedule delivered by HARDWOOD whose consent or approval is required pursuant thereto shall have been obtained.

(e)

Financial Statements.  CALIBRE shall have been furnished with audited financial statements of HARDWOOD including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flow from fiscal years ended December 31, 2003 and 2004.  Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of HARDWOOD as of December 31, 2004.

(f)

Statutory Requirements.  All statutory requirements for the valid consummation by HARDWOOD of the transactions contemplated by this Agreement shall have been fulfilled.

(g)

Governmental Approval.  All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by HARDWOOD for consummation of the transactions contemplated by this Agreement shall have been obtained.  All filings, including filings with the Securities and Exchange Commission, shall have been made or if required to be made promptly upon consummation of this Agreement, a copy of such proposed filings, including Form 8-K or otherwise in connection with this transaction, shall have been provided by HARDWOOD to CALIBRE for its approval prior to the filing of the Form 8-K or other required filings.

(h)

Changes in Financial Condition of HARDWOOD.  There shall not have occurred any material adverse change in the financial condition or in the operations of the business of HARDWOOD, except expenditures in furtherance of this Agreement.

(i)

Absence of Pending Litigation.  HARDWOOD is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement, the consummation of the transactions contemplated hereunder.

(j)

Authorization for Issuance of Stock.  CALIBRE shall have received in form and substance satisfactory to counsel for CALIBRE a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of HARDWOOD to issue stock certificates with the appropriate legend relating to the restricted nature of the shares under the Securities Act and representing ownership of HARDWOOD common stock to CALIBRE shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

(k)

Authorized Stock.  HARDWOOD shall have increased its authorized stock to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, and shall have filed the appropriate 14C Information Statement with the Securities and Exchange Commission and the time period for SEC comments shall have expired or HARDWOOD shall have responded to any SEC comments to the SEC’s satisfaction.

7.2

Conditions to Obligations of HARDWOOD.  The obligation of HARDWOOD to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by HARDWOOD.

(a)

Representations and Warranties.  There shall be no information disclosed in the schedules delivered by CALIBRE, which in the opinion of HARDWOOD, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement.  The representations and warranties of CALIBRE set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)

Performance of Obligations.  CALIBRE shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and CALIBRE shall have complied in all respects with the course of conduct required by this Agreement.

(c)

Corporate Action.  CALIBRE shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for HARDWOOD that CALIBRE has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)

Consents.  Any consents necessary for or approval of any party listed on any Schedule delivered by CALIBRE, whose consent or approval is required pursuant thereto, shall have been obtained.

(e)

Financial Statements.  HARDWOOD shall have been furnished with audited financial statements of CALIBRE including, but not limited to, balance sheets, income statements, statements of stockholders equity and statements of cash flows from inception, prepared in accordance with generally accepted accounting principles consistently applied and which fairly present the financial condition of CALIBRE at the dates thereof.

(f)

Statutory Requirements. All statutory requirements for the valid consummation by CALIBRE of the transactions contemplated by this Agreement shall have been fulfilled.

(g)

Governmental Approval.  All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by CALIBRE for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h)

Employment Agreements.  Existing CALIBRE employment agreements will have been delivered to counsel for HARDWOOD.

(i)

Changes in Financial Condition of CALIBRE.  There shall not have occurred any material adverse change in the financial condition or in the operations of the business of CALIBRE, except expenditures in furtherance of this Agreement.

(j)

Absence of Pending Litigation.  CALIBRE is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(k)

Shareholder Approval.  The CALIBRE shareholders shall have approved the Agreement and Plan of Reorganization.

ARTICLE VIII

MATTERS SUBSEQUENT TO CLOSING

8.1

Covenant of Further Assurance.  The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.  HARDWOOD agrees to have filed with the Securities and Exchange Commission a Form 8-K within the prescribed period therein reflecting the terms of this transaction with the required financial statements of CALIBRE.

ARTICLE IX

INDEMNIFICATION

9.1

Survival of Representation, Warranties, Agreements and Covenants. All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by HARDWOOD or CALIBRE pursuant hereto, or otherwise adopted by HARDWOOD, by its written approval, or by CALIBRE by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by HARDWOOD or CALIBRE as the case may be.  All representations, warranties and agreements made by either party shall survive for the period of one year from the date of the Closing.

9.2

Indemnification.  (a)  At or before the Closing, HARDWOOD shall provide an Indemnification Agreement to CALIBRE , in a form substantially similar to the one attached hereto as Exhibit C; and (b) at or before the Closing, CALIBRE shall provide an Indemnification Agreement to HARDWOOD, in a form substantially similar to the one attached hereto as Exhibit E.

ARTICLE X

TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

10.1

Termination.  Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(a)

By mutual written consent of the Boards of Directors of HARDWOOD and CALIBRE.

(b)

By the Board of Directors of HARDWOOD if any of the conditions set forth in Sections 2.2 or 7.2 shall not have been satisfied by the Closing Date.

(c)

By the Board of Directors of CALIBRE if any of the conditions set forth in Sections 2.2 or 7.1 shall not have been satisfied by the Closing Date.

10.2

Termination of Obligations and Waiver of Conditions; Payment of Expenses.  In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other.  Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

ARTICLE XI

EXCHANGE OF SHARES; FRACTIONAL SHARES

11.1

Exchange of Shares.  At the Closing, HARDWOOD shall issue a letter to the transfer agent of HARDWOOD with a copy of the resolution of the Board of Directors of HARDWOOD authorizing and directing the issuance of HARDWOOD shares as required by this Agreement.  Any fractional shares of HARDWOOD issued as a result of this exchange shall be rounded up to the next whole number of shares.

11.2

Restrictions on Shares Issued to CALIBRE .  Due to the fact that CALIBRE will receive shares of HARDWOOD common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of HARDWOOD will contain the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.  The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is not required.

ARTICLE XII

MISCELLANEOUS

12.1

Construction.  This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

12.2

Notices.  All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to “HARDWOOD”	If to “CALIBRE”
Hardwood Doors & Milling Specialities, Inc. 4302 Hollow Road Logan, UT 84321	Calibre Energy Inc. 1875 I Street N.W., Suite 500 Washington, D.C. 20006
With copies to (which shall not constitute notice):	With copies to (which shall not constitute notice):
Cletha A. Walstrand, Esq. 1328 East 600 North Bountiful, UT 84010	Michael C. Blaney, Esq. Vinson & Elkins, L.L.P. 1000 Fannin Street, Suite 2300 Houston, TX 77002

12.3

Amendment and Waiver.  This Agreement may only be amended, changed, waived, discharged or terminated by a statement in writing signed by HARDWOOD and CALIBRE, no amendment, change, waiver, discharge or termination shall require the signature of any Shareholder.

12.4

Shareholders.  Shareholders are parties to this Agreement only for purposes of the exchange of the Calibre Common Stock and Calibre Warrants and not for any other purpose and shall have no liability hereunder except each Shareholder shall be individually, and not jointly or severally, liable for the breach of any representation or warranty made by such Shareholder in the Consent signed by the Shareholder.

12.5

Remedies not Exclusive.  No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  The election of any one or more remedies by HARDWOOD or CALIBRE shall not constitute a waiver of the right to pursue other available remedies.  Notwithstanding the foregoing, HARDWOOD’s sale and exclusive remedy for CALIBRE’s failure to lose the reorganization shall be to retain the Deposit.

12.6

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.7

Benefit.  This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of HARDWOOD and CALIBRE and its shareholders.

12.8

Entire Agreement.  This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.9

Expenses.  CALIBRE shall bear all expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

12.10

Captions and Section Headings.  Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HARDWOOD DOORS & MILLING

CALIBRE ENERGY INC.

SPECIALITIES, INC.

/s/ Luke Frazier

/s/ Prentis B. Tomlinson, Jr.

By:  Luke Frazier

By:  Prentis B. Tomlinson, Jr.

Title: President

Title:  President

Exhibit A

Shareholder Data

CALIBRE ENERGY INCORPORATED

NAME     NO. OF SHARES   NO. OF WARRANTS/OPTIONS

EXHIBIT B

CONSENT AND INVESTMENT REPRESENTATION STATEMENT

PURCHASER (Print Name):

________________________________________________________

ISSUER:

Hardwood Doors & Milling Specialities, Inc. (Referred to hereinbelow as the (“Company”)

SECURITY:

Common Stock, par value $.001

QUANTITY (PURCHASER TO COMPLETE:  ____________ Shares

________________ Warrants

In connection with the purchase of the above-listed securities of the Company (the “Securities”), I, the purchaser represent to the Company the following:

1.

Consent.  I hereby agree and consent to the exchange of my shares of Calibre Energy, Inc. for an equivalent number of shares of the Company’s restricted common stock and the exchange of my Calibre Energy Inc. warrant for a warrant on the same terms for an equivalent number of shares of Company restricted common stock.

2.

Investment.  (a)  I am aware of the Company's business affairs and financial condition.  I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that, in view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(b)

I have examined or have had an opportunity to examine, before the date hereof, such documents and information relevant to this transaction as may have been requested from the Company, in that connection, I have taken all steps necessary to evaluate the merits and risks of this offering.

(c)      I have had an opportunity to ask questions of and receive answers from officers of the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to my full satisfaction.

3.

Restrictions on Transfer Under Securities Act.  I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and registered and/or qualified under applicable state securities laws or unless an exemption from such registration and/or qualification is available.  Moreover, I understand that the Company is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

4.

Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited “broker's transaction” or in transactions directly with a “ market maker,” and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

5.

Limitations on Rule 144.  I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period under Rule 144 had been satisfied.

6.

Accredited Investor.  I am an “accredited investor” as defined by Regulation D as set forth below;

According to Rule 501(a) of Regulation D, “accredited investor” means any person who comes within any of the following categories, or who the Issuer reasonable believes comes within any of the following categories, at the time of the sale of the Shares to that person:

(i)  Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a State or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii)  Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(iii)  Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv)  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer;

(v)  Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(vi)  Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(vii)  Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 30.506(b)(2)(ii); and

(viii)  Any entity in which all of the equity owners are accredited investors.

In Witness Whereof, the undersigned has executed this Consent and Investor Representation Statement with knowledge that the above-named Issuer will rely on the truth and completeness of the representations and warrantees contained herein.

DATE ______________, 200_

If PURCHASER is/are individual(s), sign here:

______________________________________

Print Name: ____________________________

If PURCHASER  is an entity, sign here:

Entity Name: ___________________________

______________________________________

Signature: _____________________________

Print Name: ____________________________

Title: _________________________________

EXHIBIT C

Capitalization of HARDWOOD If 80% of CALIBRE’s Stock, Warrants and Options Are Exchanged:

Shares of Common Stock
HARDWOOD Stockholders immediately prior to closing	3,525,000
Calibre Stockholders immediately prior to closing[1]	37,600,000
Total outstanding shares	41,125,000

1

In addition, the former Calibre stockholders will hold options and warrants to acquire _____ shares of HARDWOOD common stock.  No other rights to acquire HARDWOOD capital stock will be outstanding.

Capitalization of HARDWOOD If 80% of CALIBRE’s Stock, Warrants and Options Are Exchanged:

Shares of Common Stock
HARDWOOD Stockholders immediately prior to closing	3,525,000
Calibre Stockholders immediately prior to closing[1]	47,000,000
Total outstanding shares	48,125,000

1

In addition, the former Calibre stockholders will hold options and warrants to acquire _____ shares of HARDWOOD common stock.  No other rights to acquire HARDWOOD capital stock will be outstanding.

EXHIBIT E

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is made as of _____________, 200_by and among Calibre Energy, Inc. (“Calibre”), a Delaware corporation, the shareholders of Calibre (the “Shareholders”) identified on Exhibit A of the Agreement and Plan of Reorganization (as defined herein) and David Nemelka (“Indemnitor”), an individual residing in ___________.

RECITALS

(a)

Calibre, the Shareholders and Hardwood Doors and Milling Specialities, Inc. (“Hardwood”) entered into an Agreement and Plan of Reorganization, dated as of December ____, 2005 (the “Reorganization Agreement”).

(b)

The Reorganization Agreement requires as a condition to the obligation of Calibre and the Shareholders to close that, among other things, Indemnitor provide an indemnity to the Indemnitees (as herein defined).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor and Calibre agree to be legally bound as follows:

ARTICLE I
DEFINITIONS, ETC.

Section 1.01.  Certain Definitions.  The following terms shall have the meanings herein specified throughout this Agreement:

“Agreement”	This Indemnity Agreement, as same may be amended from time to time.
“Contract Documents”	The Reorganization Agreement and any and all other documents comprising the entire documentation relating to, pertaining to or delivered in connection with, the Reorganization Agreement.
“Governing Jurisdiction”	State of Nevada.
“Indemnitees”	The Company and the Shareholders.
“Indemnitor”	As defined in the Preamble to this Agreement.
“Person”	Any natural person, partnership, limited liability company or corporation and any other form of business or legal entity and any governmental or quasi-governmental agency or authority.

“Third Party Claims”

Any claims, liens, encumbrances, adverse interests, executions, levies, actions, demands, injunctions, orders, judgments, actions or proceedings, whether or not seeking costs, damages, penalties or expenses, brought by any Person relating to or in connection with Hardwood.

Additional Definitions.  All terms of this Agreement which are not defined in Section 1.01 shall have the meanings set forth in this Agreement.

Section 1.02.  Captions.  Article and Section captions and headings of this Agreement are for convenience of reference only and in no way define, limit, prescribe, expand or otherwise alter the scope or intent of this Agreement or in any way affect this Agreement or any provision hereof.

Section 1.03.  Interpretation.  Words in the singular number shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires.  The terms “hereof,” “herein” and “herewith” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision unless otherwise stated.

Section 1.04.  Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the Governing Jurisdiction without giving effect to choice of laws or conflicts of laws principles thereof as though the entire Agreement were to be fully performed within the Governing Jurisdiction among Persons who were all residents only of the Governing Jurisdiction.

Section 1.05.  Construction.  This Agreement shall be construed without regard to any presumption or rule requiring construction against the party drafting any instrument or causing any instrument to be drafted.

Section 1.06.  Recitals.  The foregoing recitals are true and correct and are hereby incorporated into this Agreement as if set forth at length herein.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF INDEMNITOR

Indemnitor represents and warrants to the Indemnitees, at and as of the Closing Date (as defined in the Reorganization Agreement), all of the following:

Section 2.01.

Formation, Authority, etc.

(a)

Indemnitor has the power and authority to enter into and to perform his obligations hereunder and to carry out the terms hereof;

(b)

the execution, delivery and performance by Indemnitor of this Agreement does not require any other approval or consent;

(c)

this Agreement is in full force and effect, has been duly executed and delivered by, or on behalf of, Indemnitor, by an authorized person, and constitutes the valid and binding obligation of Indemnitor, enforceable against Indemnitor in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d)

the execution, delivery and performance by Indemnitor of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation of, breach of or default under any contract or agreement to which he is a party or by which he or his property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, law, ordinance, rule or regulation applicable to him.

ARTICLE III
COVENANTS OF INDEMNITOR

Section 3.01.  Notice of Claims or Liens.  Indemnitor will notify Calibre, in writing, promptly upon learning of any existing, pending or threatened Third Party Claims.

ARTICLE IV
INDEMNIFICATION BY INDEMNITOR

Section 4.01.  Indemnification.  Subject to the limitations on the survival of the representations and warranties contained in Section 9 of the Reorganization Agreement, Indemnitor hereby agrees to indemnify, defend and hold harmless each Indemnitee from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) based upon, arising out of or otherwise due to any inaccuracy in, or any breach of, any representation, warranty, covenant or agreement of Hardwood contained in the Reorganization Agreement or in any document or other writing delivered pursuant to the Reorganization Agreement.  Indemnitor’s liability hereunder shall be limited to $100,000.

Section 4.02.  Subsequent Events.  Indemnitor’s liability hereunder shall be unaffected by (i) any amendment or modification of the provisions of the Reorganization Agreement, or any other Contract Document, (ii) any extensions of time for performance required by the Reorganization Agreement or any other Contract Document, (iii) the release (in whole or in part) of Hardwood or any other party to the Reorganization Agreement from performance or observance of any of the agreements, covenants, terms or conditions contained in the Reorganization Agreement or this Agreement by operation of law or otherwise, whether made with or without notice to Indemnitor, or (iv) any exculpatory provision in the Reorganization Agreement or any other Contract Document.

Section 4.03.  Defenses.  Indemnitor shall not claim that Indemnitor has any defense to his obligations hereunder other than performance of such obligations in accordance with the terms of this Agreement or the non-existence of a default of such obligations.  Indemnitor indemnifies the Indemnitees against loss, cost or expense incurred by reason of the assertion by Indemnitor of any defense to its obligations hereunder except the non-existence of a default by Indemnitor.

ARTICLE V
MISCELLANY

Section 5.01.  Survivorship.  The representations, warranties, covenants, conditions and indemnities contained in this Agreement shall continue after and survive the execution and delivery of this Agreement.

Section 5.02.  Reliance.  The Indemnitees are entitled to rely upon each and every representation and warranty contained in this Agreement notwithstanding any independent investigations by the Indemnitees or their respective beneficiaries, trustees, agents or representatives and no such independent investigations nor the results of any such investigations shall be the basis of any defense of Indemnitor’s obligations hereunder.

Section 5.03.  Remedies.  The Indemnitee’s rights and remedies against Indemnitor hereunder shall be in addition to and not in lieu of all other rights and remedies of the Indemnitees at law or in equity.

Section 5.04.  Notices.  Unless otherwise specifically provided, all notices, demands, consents, approvals or other communications (collectively, “Notices”) which are permitted or required to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested.  Notices shall be deemed given when so delivered personally or if mailed by certified mail, three (3) days after deposit with the United States Postal Service.  All Notices to Indemnitor shall be sent to Indemnitor at 2662 Stonebury Loop Road, Springville, Utah  84663. All Notices to shall be sent to Calibre shall be sent to Calibre at 1875 I Street N.W., Suite 500, Washington, D.C. 2006 Attention:  Prentis B. Tomlinson, Jr., with a copy to Vinson & Elkins, L.L.P., 1000 Fannin Street, Suite 2300, Houston, TX 77002, Attention: Michael C. Blaney, Esq.  Any party may by Notice to the other(s) given in the manner provided herein designate a new address to which Notices shall thereafter be delivered or mailed.

Section 5.05.  Successors and Assigns.  This Agreement shall be binding upon Indemnitor and the heirs, successors, assigns and legal representatives of Indemnitor and shall inure to the benefit of the Indemnitees and the successors and assigns of each respective Indemnitee.

Section 5.06.  Conflict.  To the extent there is any conflict between the provisions of this Agreement and the Reorganization Agreement or the other Contract Documents, the terms of this Agreement shall control.

Section 5.07.  No Waiver.  No delay, forbearance or neglect by the Indemnitees in the enforcement of any of the conditions of this Agreement or any of the Indemnitees rights or remedies hereunder shall constitute or be construed as a waiver thereof.  No waiver of any provision hereof, or any consent required hereunder, shall be effective unless made in writing signed by or on behalf of the party to be charged with such waiver.  No waiver shall be or be deemed to be a continuing waiver or waiver in respect of any subsequent condition, breach or default, either of a similar or different nature, unless expressly so stated in such writing by the Indemnitees.

Section 5.08.  Amendment.  Prior to Closing, the Shareholders shall not be parties to this Agreement and this Agreement may only be amended, changed or modified in a writing signed by HARDWOOD and CALIBRE.  Any such Amendment shall be binding upon any Shareholder providing a Consent so long as such Amendment does not reduce the number of shares to be received by the Shareholder or require any representation or indemnification from a Shareholder other than as already provided in the Consent.  After Closing, the Shareholders shall be parties to this Agreement and this Agreement may only be amended, changed or modified in a writing signed by HARDWOOD and CALIBRE and by Shareholders holding more than 50% of the shares of Hardwood Common Stock issued in the Closing.

Section 5.09.  Counterparts.  This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall for all purposes be deemed to constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof, when taken together, bear the signatures of each of the parties hereto.

Section 5.10.  Severability.  Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

Section 5.11.  Consent to Jurisdiction.  Indemnitor irrevocably submits to the non-exclusive jurisdiction of any of the designated courts over any suit, action or proceeding arising out of or relating to this Agreement.

Section 5.12.  Entire Agreement.  This instrument contains and constitutes the entire agreement of the parties hereto regarding the subject matter hereof, and supersedes all prior agreements, written or oral, between the parties regarding the subject matter hereof.

Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Indemnity Agreement on the date first above written.

CALIBRE ENERGY, INC.

By: __________________________

Prentis B. Tomlinson, Jr.

Title:  President

DAVID N. NEMELKA

______________________________

David N. Nemelka, personally

EXHIBIT D

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is made as of by and among Hardwood Doors and Milling Specialities, Inc. (“Hardwood”) and Calibre Energy, Inc. (“Indemnitor”).

RECITALS

(c)

The Indemnitor, the Shareholders of Calibre Energy, Inc. and Hardwowod Doors and Milling Specialities, Inc. entered into an Agreement and Plan of Reorganization, dated as of November ____, 2005 (the “Reorganization Agreement”).

(d)

The Reorganization Agreement requires as a condition to the obligation of Hardwood to close that, among other things, Indemnitor provide an indemnity to the Indemnitees (as herein defined).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor and Hardwood agree to be legally bound as follows:

ARTICLE VI
DEFINITIONS, ETC.

Section 6.01.  Certain Definitions.  The following terms shall have the meanings herein specified throughout this Agreement:

“Agreement”	This Indemnity Agreement, as same may be amended from time to time.
“Contract Documents”	The Reorganization Agreement and any and all other documents comprising the entire documentation relating to, pertaining to or delivered in connection with, the Reorganization Agreement.
“Governing Jurisdiction”	State of Nevada.
“Indemnitees”	Hardwood Doors and Milling Specialities and its shareholders as defined on Schedule H of the Reorganization Agreement.
“Indemnitor”	As defined in the Preamble to this Agreement.
“Person”	Any natural person, partnership, limited liability company or corporation and any other form of business or legal entity and any governmental or quasi-governmental agency or authority.

“Third Party Claims”

Any claims, liens, encumbrances, adverse interests, executions, levies, actions, demands, injunctions, orders, judgments, actions or proceedings, whether or not seeking costs, damages, penalties or expenses, brought by any Person relating to or in connection with Hardwood.

Additional Definitions.  All terms of this Agreement which are not defined in Section 1.01 shall have the meanings set forth in this Agreement.

Section 6.02.  Captions.  Article and Section captions and headings of this Agreement are for convenience of reference only and in no way define, limit, prescribe, expand or otherwise alter the scope or intent of this Agreement or in any way affect this Agreement or any provision hereof.

Section 6.03.  Interpretation.  Words in the singular number shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires.  The terms “hereof,” “herein” and “herewith” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision unless otherwise stated.

Section 6.04.  Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the Governing Jurisdiction without giving effect to choice of laws or conflicts of laws principles thereof as though the entire Agreement were to be fully performed within the Governing Jurisdiction among Persons who were all residents only of the Governing Jurisdiction.

Section 6.05.  Construction.  This Agreement shall be construed without regard to any presumption or rule requiring construction against the party drafting any instrument or causing any instrument to be drafted.

Section 6.06.  Recitals.  The foregoing recitals are true and correct and are hereby incorporated into this Agreement as if set forth at length herein.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF INDEMNITOR

Indemnitor represents and warrants to the Indemnitees, at and as of the Closing Date (as defined in the Reorganization Agreement), all of the following:

Section 7.01.

Formation, Authority, etc.

(a)

Indemnitor has the power and authority to enter into and to perform his obligations hereunder and to carry out the terms hereof;

(b)

the execution, delivery and performance by Indemnitor of this Agreement does not require any other approval or consent;

(c)

this Agreement is in full force and effect, has been duly executed and delivered by, or on behalf of, Indemnitor, by an authorized person, and constitutes the valid and binding obligation of Indemnitor, enforceable against Indemnitor in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d)

the execution, delivery and performance by Indemnitor of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation of, breach of or default under any contract or agreement to which he is a party or by which he or his property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, law, ordinance, rule or regulation applicable to him.

ARTICLE VIII
COVENANTS OF INDEMNITOR

Section 8.01.  Notice of Claims or Liens.  Indemnitor will notify Hardwood, in writing, promptly upon learning of any existing, pending or threatened Third Party Claims.

ARTICLE IX
INDEMNIFICATION BY INDEMNITOR

Section 9.01.  Indemnification.  Subject to the limitations on the survival of the representations and warranties contained in Section 9 of the Reorganization Agreement, Indemnitor hereby agrees to indemnify, defend and hold harmless each Indemnitee from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) based upon, arising out of or otherwise due to any inaccuracy in, or any breach of, any representation, warranty, covenant or agreement of Hardwood contained in the Reorganization Agreement or in any document or other writing delivered pursuant to the Reorganization Agreement.  Notwithstanding the foregoing, Calibre shall not be liable hereunder for failure to close the reorganization; Calibre’s liability for such failure shall be limited to the forfeiture of the Deposit as provided in the Reorganization Agreement.

Section 9.02.  Subsequent Events.  Indemnitor’s liability hereunder shall be unaffected by (i) any amendment or modification of the provisions of the Reorganization Agreement, or any other Contract Document, (ii) any extensions of time for performance required by the Reorganization Agreement or any other Contract Document, (iii) the release (in whole or in part) of Hardwood or any other party to the Reorganization Agreement from performance or observance of any of the agreements, covenants, terms or conditions contained in the Reorganization Agreement or this Agreement by operation of law or otherwise, whether made with or without notice to Indemnitor, or (iv) any exculpatory provision in the Reorganization Agreement or any other Contract Document.

Section 9.03.  Defenses.  Indemnitor shall not claim that Indemnitor has any defense to his obligations hereunder other than performance of such obligations in accordance with the terms of this Agreement or the non-existence of a default of such obligations.  Indemnitor indemnifies the Indemnitees against loss, cost or expense incurred by reason of the assertion by Indemnitor of any defense to its obligations hereunder except the non-existence of a default by Indemnitor.

ARTICLE X
MISCELLANY

Section 10.01.  Survivorship.  The representations, warranties, covenants, conditions and indemnities contained in this Agreement shall continue after and survive the execution and delivery of this Agreement.

Section 10.02.  Reliance.  The Indemnitees are entitled to rely upon each and every representation and warranty contained in this Agreement notwithstanding any independent investigations by the Indemnitees or their respective beneficiaries, trustees, agents or representatives and no such independent investigations nor the results of any such investigations shall be the basis of any defense of Indemnitor’s obligations hereunder.

Section 10.03.  Remedies.  The Indemnitee’s rights and remedies against Indemnitor hereunder shall be in addition to and not in lieu of all other rights and remedies of the Indemnitees at law or in equity.

Section 10.04.  Notices.  Unless otherwise specifically provided, all notices, demands, consents, approvals or other communications (collectively, “Notices”) which are permitted or required to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested.  Notices shall be deemed given when so delivered personally or if mailed by certified mail, three (3) days after deposit with the United States Postal Service.  All Notices to Indemnitor shall be sent to Indemnitor at 1875 I Street N.W., Suite 500, Washington, D.C. 2006 Attention:  Prentis B. Tomlinson, Jr., with a copy to Vinson & Elkins, L.L.P., 1000 Fannin Street, Suite 2300, Houston, TX 77002, Attention: Michael C. Blaney, Esq.  All Notices to Hardwood shall be sent to 2662 Stonebury Loop Road, Springville, Utah  84663, with a copy to Cletha A. Walstrand P.C., 1328 East 600 North, Bountiful, UT 84010.  Any party may by Notice to the other(s) given in the manner provided herein designate a new address to which Notices shall thereafter be delivered or mailed.

Section 10.05.  Successors and Assigns.  This Agreement shall be binding upon Indemnitor and the heirs, successors, assigns and legal representatives of Indemnitor and shall inure to the benefit of the Indemnitees and the successors and assigns of each respective Indemnitee.

Section 10.06.  Conflict.  To the extent there is any conflict between the provisions of this Agreement and the Reorganization Agreement or the other Contract Documents, the terms of this Agreement shall control.

Section 10.07.  No Waiver.  No delay, forbearance or neglect by the Indemnitees in the enforcement of any of the conditions of this Agreement or any of the Indemnitees rights or remedies hereunder shall constitute or be construed as a waiver thereof.  No waiver of any provision hereof, or any consent required hereunder, shall be effective unless made in writing signed by or on behalf of the party to be charged with such waiver.  No waiver shall be or be deemed to be a continuing waiver or waiver in respect of any subsequent condition, breach or default, either of a similar or different nature, unless expressly so stated in such writing by the Indemnitees.

Section 10.08.  Amendment.  No amendment, change, modification or addition to this Agreement or any part hereof shall be effective unless made in writing and signed by or on behalf of each party to be charged therewith.

Section 10.09.  Counterparts.  This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall for all purposes be deemed to constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof, when taken together, bear the signatures of each of the parties hereto.

Section 10.10.  Severability.  Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

Section 10.11.  Consent to Jurisdiction.  Indemnitor irrevocably submits to the non-exclusive jurisdiction of any of the designated courts over any suit, action or proceeding arising out of or relating to this Agreement.

Section 10.12.  Entire Agreement.  This instrument contains and constitutes the entire agreement of the parties hereto regarding the subject matter hereof, and supersedes all prior agreements, written or oral, between the parties regarding the subject matter hereof.

Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Indemnity Agreement on the date first above written.

HARDWOOD DOORS AND MILLING SPECIALITIES, INC.

By:  ________________________________

Luke Frazier

Title:  President

CALIBRE ENERGY, INC.

By:  ________________________________

Prentis B. Tomlinson, Jr.

Title:  President